SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                            --------------------

                                  FORM 8-K
                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                             November 26, 1996
                     (Date of earliest event reported)

                            McKesson Corporation
           (Exact name of Registrant as specified in its charter)

       Delaware                  1-13252                  94-3207296
       (State of          (Commission File No.)          (IRS Employer
   incorporation or                                     Identification No.)
     organization)

                              One Post Street
                         San Francisco, California
                  (Address of principal executive offices)

                                   94104
                                 (zip code)

                               (415) 983-8300
            (Registrant's telephone number, including area code)



Item 5.    Other Events.

              McKesson Corporation ("McKesson"), the holder of approximately 54% of the outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Armor All Products Corporation, a Delaware Corporation ("Armor All") plans to dispose of its Shares pursuant to the transactions described herein. On November 26, 1996, Armor All, The Clorox Company, a Delaware corporation ("Clorox") and Shield Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Clorox (the "Purchaser") entered into an Agreement and Plan of Merger, dated as of November 26, 1996 (the "Merger Agreement"), which provides, among other things, that as soon as practicable after the satisfaction or waiver of the conditions set forth in the Merger Agreement, the Purchaser will be merged with and into Armor All (the "Merger"). Under the Merger Agreement, in the event that the Purchaser acquires less than all of the outstanding Shares in an all-cash tender offer, the tender offer will be followed by the Merger in which any remaining Shares (other than Shares held by dissenting stockholders, if applicable) will be converted into the same consideration as is paid in the tender offer. Pursuant to the Merger Agreement, the Purchaser has commenced a tender offer, as described in a Tender Offer Statement on
Schedule 14D-1, dated December 2, 1996, to purchase any and all outstanding Shares, at a price of $19.09 per Share, net to the seller in cash, upon the terms and subject to the conditions in the Offer to Purchase, dated December 2, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer").

              The Purchaser is required under the Merger Agreement to accept for payment and pay for all Shares tendered as soon as such actions are permitted under applicable law. Prior to such actions being so permitted, among other things, the waiting period applicable to the acquisition of the Shares under the HSR Act must expire or be terminated. However, notwithstanding any other provision of the Merger Agreement, the Purchaser shall not be required to purchase any Shares tendered, and may terminate or amend the Offer, if on or after December 2, 1996, any of the following events shall occur: (a) the Company shall have breached in any material respect any of its representations, warran-ties, covenants or agreements contained in the Merger Agreement;
(b) there shall be any statute, rule, regulation, decree, order or injunction promulgated, enacted, entered or enforced by any United States federal or state government, governmental authority or court which would (i) make the acquisition by the Purchaser of a material portion of the Shares illegal, or (ii) otherwise prohibit or restrict consummation of the Offer or the Merger; (c) the Merger Agreement shall have been terminated in accordance with its terms; or (d) the Company or its subsidiaries shall have suffered a change that would result in a Company Material Adverse Effect (as defined in the Merger Agreement).

              The obligations of each of Clorox, the Purchaser and Armor All to effect the Merger are subject to the satisfaction or waiver of certain conditions, including (i) if required by the Delaware General Corporation Law, the Merger Agreement and the Merger shall have been approved by the stockholders of Armor All, (ii) no statute, rule, regulation, order, decree, or injunction shall have been promulgated by any governmental entity which prohibits the consummation of the Merger,
(iii) the Offer shall not have expired or been terminated prior to the purchase of any Shares, and (iv) any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 applicable to the purchase of Shares pursuant to the Offer shall have expired or been terminated. Further, the respective obligations of Armor All, on the one hand, and Clorox and the Purchaser, on the other hand, are subject to the satisfaction or waiver at or prior to the Effective Time of certain additional conditions, including (i) the representations and warranties of the other parties or party being true as of the Effective Time (as defined in the Merger Agreement), (ii) the other parties or party having performed in all material respects their or its obligations under the Merger Agreement, and (iii) receipt of a certificate of an officer of Clorox or Armor All, as the case may be, as to the satisfaction of certain of such conditions, provided that the conditions described in this sentence with respect to the obligations of Clorox and the Purchaser shall cease to be conditions if the Purchaser shall have accepted for payment and paid for Shares validly tendered pursuant to the Offer.

              The Merger Agreement was amended on December 1, 1996 by the parties thereto to clarify certain matters in a services agreement previously entered into by McKesson and Armor All.

              Concurrently with the execution of the Merger Agreement, McKesson, Clorox and the Purchaser entered into a Stockholder Agreement, dated as of November 26, 1996 (the "Stockholder Agreement"). Under the Stockholder Agreement, McKesson has agreed to tender (and to direct its exchange agent pursuant to an exchange agent agreement and an indenture relating to debentures issued in 1994 by McKesson to tender) all Shares owned by it into the Offer and that it will not (and will not direct its exchange agent to) withdraw any Shares so tendered. Pursuant to the Stockholder Agreement, McKesson also has granted to Clorox an irrevocable proxy to vote its Shares, or grant a consent or approval in respect of such Shares, in connection with any meeting of the stockholders of Armor All (i) in favor of the Merger and (ii) against any action or agreement which would impede, interfere with or prevent the Merger, including any other extraordinary corporate transaction such as a merger, reorganization or liquidation involving Armor All and a third party or any other proposal by a third party to acquire Armor All. Such irrevocable proxy shall terminate on termination of the Stockholder Agreement.

              During the term of the Stockholder Agreement, McKesson has agreed that it will not (subject to certain exceptions) (i) transfer, or enter into any contract, option, agreement or other understanding with respect to the transfer of, its Shares, (ii) grant any proxy, power of attorney or other authorization or consent in or with respect to its Shares, (iii) deposit its Shares in any voting trust or enter into any voting agreement or arrangement with respect to such Shares, or (iv) take any other action that would in any way restrict, limit or interfere with the performance of its obligations pursuant to the Stockholder Agreement.

              The Stockholder Agreement shall terminate upon the earlier of (i) termination of the Merger Agreement, either in accordance with its terms by a party thereto or by mutual agreement of the parties thereto, or (ii) the date that the Purchaser pays for the Shares of McKesson pursuant to the Stockholder Agreement, provided that certain provisions specified in the Stockholder Agreement will survive such termination. Neither party has any other unilateral right to terminate the Stockholder Agreement.


Item 7.    Financial Statements and Exhibits.

10.1 Agreement and Plan of Merger, dated as of November 26, 1996, by and among Armor All Products Corporation, The Clorox
        Company and Shield Acquisition Corporation.

10.2 First Amendment to the Agreement and Plan of Merger, dated as of December 1, 1996, by and among Armor All Products
        Corporation, The Clorox Company and Shield Acquisition
        Corporation.

10.3 Stockholder Agreement, dated as of November 26, 1996, by and among McKesson Corporation, The Clorox Company and Shield
        Acquisition Corporation

99.1    Press Release of McKesson Corporation, dated November 26,
        1996.



                                SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                            McKESSON CORPORATION


                            By:      /s/ Nancy A. Miller
                            Name:    Nancy A. Miller
                            Title:   Vice President and Secretary


Date:  December 10, 1996



                              EXHIBIT INDEX



Exhibit                         Description                          Page

10.1         Agreement and Plan of Merger, dated as of                N/A
             November 26, 1996, by and among Armor All
             Products Corporation, The Clorox Company and
             Shield Acquisition Corporation. *

10.2         First Amendment to the Agreement and Plan of             N/A
             Merger, dated as of December 1, 1996, by and among Armor All Products Corporation, The
             Clorox Company and Shield Acquisition Corpo-ration. *

10.3         Stockholder Agreement, dated as of November              N/A
             26, 1996, by and among McKesson Corpora-tion, The Clorox Company and Shield Acquisi-tion Corporation. *

99.1         Press Release of McKesson Corporation, dated             8
             November 26, 1996.

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**    Incorporated by reference from Amendment No. 1 to the
      Schedule 13D under the Securities Exchange Act of
      1934, filed by McKesson Corporation on December 6, 1996.